Exhibit 99.1

Neustar to Acquire Marketing Analytics Technology Provider MarketShare to

Create Global Leader in Marketing Services

-Transaction Advances Neustar’s Position as a Leading Information Services

Company-

STERLING, Va., November 5, 2015 – Neustar, Inc. (NYSE:NSR), a trusted neutral provider of real-time information services, today announced that it has entered into a definitive agreement to acquire MarketShare Partners, LLC, a fast-growing marketing analytics technology provider to major brands, for $450 million. The purchase price is effectively reduced to approximately $390 million after taking into account tax benefits resulting from the transaction.

MarketShare is a leader in sophisticated analytics and attribution, uniquely connecting strategic Chief Marketing Officer (CMO) decisions to the most tactical of marketing decisions. Utilizing sales, marketing, macroeconomic, and its customers’ proprietary data, MarketShare quantifies the sales impact for leading brands such as MasterCard, Turner Broadcasting System, Intel, USAA, CarMax, and Twitter. MarketShare revenue grew at a compounded annual growth rate of 38% from 2011 to 2014 and generated $57 million in revenue for the twelve months ended September 30, 2015.

The acquisition of MarketShare expands Neustar’s leadership in marketing services by creating a comprehensive data-driven solution enabling CMOs to plan, optimize, and allocate their online and offline marketing budgets. With the two companies’ capabilities combined into a single solution, CMOs will be able to allocate precisely their resources across all sales channels – stores, online, call centers, and sales teams – as well as media platforms – digital, television, radio, print, mobile, out-of-home, and in-store. They will also have the means to make better decisions on such operational factors as staffing, pricing, supply chain, and distribution.

“This transaction advances our growth strategy in the rapidly evolving $19 billion marketing data and analytics market and strengthens our position as a leading information services company,” said Lisa Hook, President and Chief Executive Officer of Neustar. “Combining Neustar’s leadership in authoritative identity, audience targeting and segmentation, and real-time media measurement with MarketShare’s market-leading technology and predictive analytics will enable CMOs to look across their entire business – from planning to execution, online and offline – to get a comprehensive and accurate reading of what is driving their sales. This will enable them to make more precise allocation decisions to achieve better returns on their investments.

“We are excited to welcome the experienced and talented MarketShare team to Neustar. Through our existing partnership, we have had a chance to see their expertise, technology, and deep customer relationships at work, and we are confident that they will integrate seamlessly into Neustar,” concluded Ms. Hook.

“MarketShare’s mission is to empower marketers to make data-driven, intelligent decisions on how to allocate their marketing resources across customers, products, markets, and media,” said Wes Nichols, Co-Founder and Co-Chief Executive Officer of MarketShare. “Neustar is the recognized leader in authoritative identity-based solutions,” added Jon Vein, Co-Founder and Co-Chief Executive Officer of MarketShare. “By joining forces, we will deliver a more powerful marketing hub that will provide CMOs with clear answers to essential questions such as what marketing activities are increasing and driving sales, and what’s the correct marketing investment by customer segment and market. This will enable them to make decisions to drive more profitable sales.”

Advances Neustar’s Position as an Information Services Leader

Since 2010, Neustar has been advancing its transformation into a leading information services company by utilizing its unparalleled authentication expertise derived from its history of managing and securing complex, real-time, authoritative datasets. Through organic growth and strategic acquisitions, Neustar has become a leader in marketing, security and data services. This strategy has enabled Neustar to increase its information services revenue from approximately $184 million in 2010 to $489 million in 2014.

Over the same period, Neustar’s revenue from marketing services – one of the fastest growing areas of the information services market – increased from less than $3 million to approximately $147 million. The marketing data and analytics market is expected to grow at 16% a year on an annualized basis through 2018. The differentiated capabilities created through this acquisition will enable Neustar to provide uniquely valuable insights and to forge strong C-suite relationships with leading companies and brands.

Provides Neustar with Scale and Capabilities to Drive Growth and Value for Shareholders

Paul Lalljie, Neustar’s Chief Financial Officer, added, “MarketShare is a fast-growing leader in an important segment of the marketing services industry. With this acquisition, we are gaining scale and unique value-added capabilities in a highly attractive market, which we believe will give us an even stronger foundation to enhance growth and create shareholder value.”

MarketShare is expected to provide positive EBITDA contribution in 2016. The transaction is expected to generate $10 million to $15 million in cost synergies over the next 18 months. Neustar expects to fund the acquisition with a combination of cash on hand and $350 million in committed financing.

The transaction is expected to close in the fourth quarter of 2015 pending Hart-Scott-Rodino approval and the satisfaction of other customary closing conditions.

J.P. Morgan is acting as financial advisor and Gibson, Dunn & Crutcher LLP is serving as legal advisor to Neustar.

Conference Call

Neustar will discuss the transaction on an investor conference call at 5:00 p.m. (Eastern Time) today. Prior to the call, investors may access the conference call over the Internet via the Investor Relations tab of the Company’s website (www.neustar.biz). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.

The conference call is also accessible via telephone by dialing 1-877-888-4294 (international callers dial 1-785-424-1877) and using Conference ID code NEUSTAR. For those who cannot listen to the live broadcast, a replay will be available through 11:59 p.m. (Eastern Time) on November 12, 2015 by dialing 1-877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 117184, or by going to the Investor Relations tab of the Company’s website (www.neustar.biz).

Neustar will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.

###

About Neustar, Inc.

Neustar, Inc. (NYSE: NSR) is the first real-time provider of cloud-based information services, enabling marketing and IT security professionals to promote and protect their businesses. With a commitment to privacy and neutrality, Neustar operates complex data registries and uses its expertise to deliver actionable, data-driven insights that help clients make high-value business decisions in real time, one customer interaction at a time. More information is available at www.neustar.biz.

About MarketShare Partners

MarketShare helps marketers grow revenue. Combining advanced analytics technology, scientific leadership and deep domain expertise, MarketShare enables large companies to measure, predict and dramatically improve Marketing’s impact on revenue. Widely considered the market leader, MarketShare’s clients use its analytics and tools to direct tens of billions of marketing investment dollars globally. To learn more visit www.MarketShare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release regarding Neustar, Inc.’s acquisition of MarketShare including, without limitation, benefits of the transaction and any other statements regarding future expectations, beliefs, goals or business prospects constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include without limitation, whether or not the transaction will actually close; the ability to realize the benefits of the transaction at the expected times or at all; and the ability of the acquired business to retain existing business relationships and key employees. More information about potential factors that could affect the company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent periodic reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Neustar Investor Relations Contact

Dave Angelicchio

+1 (571) 434-3443

Email: InvestorRelations@neustar.biz

Neustar Media Relations Contact

Lara Wyss

Public Relations Director

+1 (415) 659-6154

Email: PR@neustar.biz

MarketShare Media Relations Contact

Andrea Calise / Anntal Silver

Kekst

+1 (212) 521-4845 / +1 (212) 521-4849

Email: andrea.calise@kekst.com / anntal.silver@kekst.com